                                                                  Exhibit 99.1


                        Annual Statement as to Compliance

                                NationsBank, N.A.

                       NationsBank Auto Owner Trust 1996-A
                       -----------------------------------
     The undersigned, a duly authorized representative of NationsBank, N.A. , as Servicer pursuant to the Sale and Servicing Agreement dated as of July 1,1996 (the "Agreement"), between NationsBank Auto Owner Trust 1996-A, as Issuer, NationsBank N.A., as Servicer, and NationsBank, N.A. and NationsBank of Texas, N.A., as sellers, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Agreement.

2. NationsBank, N.A. is as of the date hereof the Servicer under the Agreement.

3. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Officer's Certificate to the Trustee.

4.   The certificate is delivered pursuant to Section 3.10 of the Agreement.

5. A review of the activities of the Servicer during the calendar year ended December 31, 1997, and of its performance under the Agreement was made under my supervision.

6. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such period, and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred or is continuing.


IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 29th day of January, 1998.



                              By: \s\  Leslie J. Fitzpatrick
                                  --------------------------
                                   Leslie J. Fitzpatrick
                                   Senior Vice President

                                                                  Exhibit 99.2
                                                                   Page 1 of 2


                        Report of Independent Accountants

August 29, 1997

To the Board of Directors of NationsBank, N.A.
The Chase Manhattan Bank and
Bankers Trust


We have examined management's assertion about NationsBank, N.A.'s (the "Company") compliance with sections 3.1(c), 3.2, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9,
3.10, 3.11, 3.13, 3.14, 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, and 8.1,
except for references from such sections to a section (and references therefrom) not specifically delineated herein, of the Sale and Servicing Agreement for the Auto Owner Trust 1996-A dated July 1, 1996 (the "Agreement"), between the Company, as successor, and NationsBank of Texas, N.A., as Sellers; the Company, as Servicer, The Chase Manhattan Bank as Indenture Trustee and Collateral Agent and Bankers Trust as Owner Trustee, during the period July 31, 1996 to August 29, 1997 included in the accompanying Report of Management on Compliance with Sale and Servicing Agreement. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, including examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that the Company complied with the aforementioned sections of the Agreement for the period referred to above is fairly stated, in all material respects.

\s\ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

                                                                  Exhibit 99.2
                                                                   Page 2 of 2


                     Report of Management on Compliance with
                          Sale and Servicing Agreement



NationsBank, N.A. (the "Company") has responsibility for the monthly and annual reporting in compliance with the Sale and Servicing Agreement (the "Agreement") for the Auto Owner Trust 1996-A (the "Trust") dated July 1, 1996 between the Company, as successor, and NationsBank of Texas, N.A., as Sellers; the Company,as Servicer; and The Chase Manhattan Bank, as Trustee and Collateral Agent and Bankers Trust as Owner Trustee. Management of the Company asserts that for the period of July 31, 1996 to August 29, 1997, the Company was in compliance with sections of the Agreement related to servicing of the Receivables held by the Trust in all material respects.



/s/  Leslie J. Fitzpatrick                         /s/  John W. Brothers
--------------------------                        ----------------------
Leslie J. Fitzpatrick                             John W. Brothers
Senior Vice President                             Senior Vice President
NationsBank, N.A.                                 NationsBank, N.A.

/s/  Ruth S. Queen                               /s/ Thomas C. Bowers
-----------------                                --------------------
Ruth S. Queen                                    Thomas C. Bowers
Senior Vice President                            Senior Vice President
NationsBank, N.A.                                NationsBank, N.A.

/s/  Carolyn F. Geiger
----------------------
Carolyn F. Geiger
Vice President
NationsBank, N.A.




August 29, 1997